Exhibit 10.6

DEVELOPMENT PROJECT MANAGEMENT AGREEMENT

THIS AGREEMENT is made as of [*],

BETWEEN:

Lorenzo Developments Inc.

(a corporation incorporated under the laws of Ontario)

(hereinafter referred to as the “Project Manager”),

AND

[*]

(a corporation incorporated under the laws of [*])

(hereinafter referred to as the “Client”).

1. Scope of Services

The Project Manager shall provide the following services (the “Services”)

[*]

2. Term

The term of this Agreement shall commence on [*] and shall continue for a period of [*] months unless extended or terminated earlier in accordance with this Agreement.

3. Compensation

(a) The Client shall pay the Project Manager a fee of [*] plus applicable Harmonized Sales Tax (HST) per month starting from [*].

(b) Shall the project takes more than [*] months due to changes requested by the client, the Project Manager is entitled to extend the development agreement on a month-to-month basis and the Client shall continue to pay the Project Manager the same monthly fee until all approval documents are received. The Project Manager will not charge additional fees if the delay is not caused by client’s change request.

(c) Invoices shall be issued monthly and are payable by the Client within [*] days of the invoice date.

4. Client’s Responsibilities

The Client shall:

(a) Enter into contracts with other consultants directly. The project manager will not be responsible for any accounting work.

(b) Provide timely authorization, approvals, and documentation as reasonably required by the Project Manager;

(c) Cooperate fully with the Project Manager in the execution of the Services;

(d) Pay all municipal application fees, consultant invoices, and third-party expenses directly, unless otherwise agreed upon in writing.

5. Independent Contractor

The Project Manager is retained as an independent contractor and not as an employee, partner, or agent of the Client.

6. Termination

(a) The Client may terminate this Agreement at any time for any reason by providing [*] days’ written notice to the Project Manager, without penalty or requirement to state cause.

(b) The Project Manager may terminate this Agreement if two consecutive monthly fees are defaulted by the client.

(c) Upon termination, the Client shall pay the Project Manager for all Services rendered up to the date of termination, calculated on a pro-rated monthly basis.

7. Limitation of Liability

The Project Manager shall not be liable for any indirect, special, or consequential damages. The Project Manager’s total liability under this Agreement shall not exceed the total amount of fees paid by the Client.

8. General Provisions

(a) This Agreement shall be governed by the laws of the Province of [*].

(b) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements or understandings.

(c) Any amendments to this Agreement must be in writing and signed by both parties.

(d) Notices under this Agreement shall be delivered to the addresses provided by each party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Lorenzo Developments Inc.

Per: ___________________________

Name:

Title:

Date:

[*]

Per: ___________________________

Name:

Title:

Date:

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